POWER OF ATTORNEY


        The undersigned, an officer of The
 Southern Company, hereby makes, constitutes, and appoints Patricia L. Roberts and Sam H. Dabbs my agents and attorneys-in-fact, in the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission,
Initial Statement of Beneficial
Ownership of Securities, Statement
of Changes in Beneficial Ownership,
and Annual Statement of Changes in
Beneficial Ownership, on Forms 3, 4,
and 5, respectively,
and any appropriate amendment
or amendments thereto.

	This power of attorney shall
remain in effect until my obligation
to file the aforementioned reports
 as an officer of The
Southern Company ceases, unless
earlier revoked by me by
written document delivered to the
Assistant Secretary of
The Southern Company.


	Signed this 13 day of March, 2006


															/s/W. Ron Hinson